Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces Excellent Fourth Quarter and Full Year 2025 Results

LANSING, Mich. — February 18, 2026 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Key Highlights

▪Record retail annuity sales1 of $5.9 billion in the fourth quarter of 2025, up 27% from the fourth quarter of 2024, reflecting continued strong demand across our product suite
–Variable annuity sales1 of $2.8 billion were up 1% from the fourth quarter of 2024, reflecting higher sales of products without lifetime benefits
–Record registered index-linked annuity (RILA) sales of $2.3 billion were up 53% from the fourth quarter of 2024
–Fixed and fixed index annuity sales of $812 million were up 105% from the fourth quarter of 2024, driven by Jackson Income Assurance℠, our recently launched fixed index annuity
▪Net income (loss) attributable to Jackson Financial Inc. common shareholders of $(215) million, or $(3.13) per diluted share in the fourth quarter of 2025, compared to $334 million, or $4.45 per diluted share in the fourth quarter of 2024
▪Adjusted operating earnings2 of $455 million, or a record $6.61 per diluted share in the fourth quarter of 2025, compared to $349 million, or $4.65 per diluted share in the fourth quarter of 2024, primarily reflecting higher spread income from growth in average RILA and Institutional assets under management (AUM), a comparatively favorable impact from the annual actuarial assumptions update, and a reduced share count due to repurchases
▪Jackson (parent company only) net cash provided by (used in) operating activities of $(15) million in the fourth quarter of 2025
▪Free cash flow2 in the fourth quarter of 2025 of $119 million reflecting distributions from our operating company of $300 million and initial funding of our new captive
▪Returned $205 million to common shareholders in the fourth quarter of 2025 through $150 million of common share repurchases and $55 million in common dividends

Full Year 2025 Key Highlights

▪Record retail annuity sales1 of $19.7 billion in 2025, up 10% from 2024, reflecting continued strong demand across our product suite
–Variable annuity sales1 of $10.9 billion in 2025, up 3% from 2024, reflecting higher sales of products without lifetime benefits
–Record RILA sales of $6.9 billion in 2025, up 22% from 2024
–Record fixed and fixed index annuity sales of $1.9 billion in 2025, up 18% from 2024, driven by Jackson Income Assurance℠, our recently launched fixed index annuity
▪Record Institutional sales of $3.5 billion in 2025 were up 77% compared to 2024
▪Robust sales for spread products are supported by capabilities added at PPM America, Inc. (PPM), our asset management subsidiary, to source higher yielding assets. These sales, combined with a focus on
1 Excludes certain internal exchanges
2 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

growing third-party business, contributed to a 26% increase in PPM AUM from the end of 2024.
▪Net income (loss) attributable to Jackson Financial Inc. common shareholders of $(17) million, or $(0.24) per diluted share in 2025, compared to $902 million, or $11.74 per diluted share in 2024
▪Adjusted operating earnings3 of $1.6 billion, or $22.67 per diluted share in 2025, compared to $1.4 billion, or $18.79 per diluted share in 2024, primarily reflecting higher spread income from growth in average RILA AUM, a comparatively favorable impact from the annual actuarial assumptions update, and a reduced share count due to repurchases
▪Robust capital position at the operating company, with total adjusted capital of more than $5.5 billion as of December 31, 2025, and a risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNL) of 567%
▪Jackson (parent company only) net cash provided by (used in) operating activities of $12 million in 2025
▪Free cash flow3 in 2025 of $838 million reflecting distributions from our operating company of over $1.1 billion and initial funding of our new captive
▪Exceeded capital return target by returning $862 million to common shareholders in 2025 through $634 million of common share repurchases and $228 million in common dividends. Capital return in 2025 totaled $12.11 per diluted share, up 47% from 2024.
▪Cash and highly liquid securities at the holding company of more than $650 million as of December 31, 2025, which was above Jackson’s targeted $250 million minimum liquidity buffer

2026 Announcements

▪Increased first quarter 2026 common dividend by 12.5% to $0.90 per share
▪Established a 2026 capital return to common shareholders target of $900 million to $1.1 billion

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “2025 was a monumental year for Jackson, with our results highlighting success and growth across our business. Our full-year retail annuity sales delivered double-digit growth and a more diversified product mix, highlighting our distribution strength and operational capabilities. We have exceeded our financial targets by returning $862 million to common shareholders in 2025, ending the year with an RBC ratio of 567%, and holding robust levels of excess cash at the holding company. Furthermore, our recently announced long-term strategic partnership with TPG, along with enhanced capabilities at PPM, position us well to continue to grow and diversify our in-force business in a highly profitable way. These results give us confidence in our $900 million to $1.1 billion capital return target for 2026, and we look forward to continuing to deliver on our commitment to helping Americans achieve financial security.”

Consolidated Fourth Quarter and Full Year 2025 Results

Fourth Quarter 2025

The Company reported net income (loss) attributable to Jackson Financial Inc. common shareholders of $(215) million, or $(3.13) per diluted share for the three months ended December 31, 2025, compared to $334 million, or $4.45 per diluted share for the three months ended December 31, 2024. The current quarter net income reflected a $12 million loss from business reinsured to third parties, while the prior year reported a gain of $347 million. The current year also included a less favorable net hedging result versus the prior year’s fourth quarter. The results of reinsured business can differ significantly from quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in accumulated other comprehensive income (AOCI). We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as adjusted operating earnings exclude, among other things, changes in the fair value of derivative instruments and market risk benefits tied to market movements.
3 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

Adjusted operating earnings for the three months ended December 31, 2025, were $455 million, or $6.61 per diluted share, compared to $349 million or $4.65 per diluted share for the three months ended December 31, 2024. The current quarter per share amount benefited from higher spread income from growth in average RILA and Institutional AUM, a comparatively favorable impact from the annual actuarial assumptions update, and a reduced share count due to repurchases.

Full Year 2025

The Company reported net income (loss) attributable to Jackson Financial Inc. common shareholders of $(17) million, or $(0.24) per diluted share for the year ended December 31, 2025, compared to $902 million, or $11.74 per diluted share for the year ended December 31, 2024. The current year net income reflected a $449 million loss from business reinsured to third parties, while the prior year included a loss on that business of $28 million. The current year also included a less favorable net hedging result compared to the prior year.

Adjusted operating earnings for the year ended December 31, 2025, were $1.6 billion, or $22.67 per diluted share, compared to $1.4 billion or $18.79 per diluted share for the year ended December 31, 2024. The current year per share amount benefited from higher spread income from growth in average RILA and Institutional AUM, a comparatively favorable impact from the annual actuarial assumptions update, and a reduced share count due to repurchases.

Total common shareholders’ equity was $9.4 billion or $138.17 per diluted share as of December 31, 2025, compared to $9.2 billion or $124.21 per diluted share as of December 31, 2024. Adjusted book value attributed to common shareholders4 was $10.6 billion or $155.78 per diluted share as of December 31, 2025, compared to $11.2 billion or $150.11 per diluted share as of December 31, 2024. The per share increase was driven primarily by a reduction in the diluted share count due to common share repurchases and year-to-date adjusted operating earnings of $1.6 billion. This was partially offset by capital return to shareholders during 2025. Return on equity attributable to common shareholders for the year ended December 31, 2025 was (0.2)%. Adjusted operating return on equity attributable to common shareholders4 for the year ended December 31, 2025, was 14.7%, up from 12.9% in the prior year.

Segment Results – Pretax Adjusted Operating Earnings4

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Retail Annuities	$532	$513	$1,863	$1,855
Institutional Products	24	19	92	96
Closed Life and Annuity Blocks	5	(70)	70	(9)
Corporate and Other	(32)	(57)	(143)	(264)
Total[5]	$529	$405	$1,882	$1,678

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $532 million in the fourth quarter of 2025, compared to $513 million in the fourth quarter of 2024. The current quarter results primarily reflect higher spread
4 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.
5 See reconciliation of Total Pretax Adjusted Operating Earnings, a non-GAAP financial measure, to net income in the Appendix to this release.

income resulting from growth in average RILA AUM, partially offset by a less favorable impact from the annual actuarial assumptions update.

Full year 2025 pretax adjusted operating earnings were $1.9 billion, broadly unchanged from full year 2024. The current year results primarily reflect higher spread income resulting from growth in average RILA AUM, mostly offset by higher other policyholder benefits expense and a less favorable impact from the annual actuarial assumptions update.

Total retail annuity sales6 of $5.9 billion in the fourth quarter of 2025 were up from $4.7 billion in the fourth quarter of 2024. Traditional variable annuity sales6 of $2.8 billion in the current quarter were up slightly from the fourth quarter of 2024, reflecting higher sales of products without lifetime benefits. Record RILA sales of $2.3 billion in the current quarter were up from $1.5 billion in the fourth quarter of 2024. Fixed and fixed index annuity sales in the current quarter of $812 million were up from $397 million in the fourth quarter of 2024.

For the full year 2025, total retail annuity sales6 of $19.7 billion were up from $17.8 billion in the full year 2024. Traditional variable annuity sales6 of $10.9 billion in 2025 were up from $10.6 billion in 2024, reflecting higher sales of products without lifetime benefits. Record RILA sales of $6.9 billion in 2025 were up from $5.7 billion in 2024. Record fixed and fixed index annuity sales of $1.9 billion in 2025 were up from $1.6 billion in 2024.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $24 million in the fourth quarter of 2025, compared to $19 million in the fourth quarter of 2024, driven by higher spread income. Net flows were $(109) million at the end of the current quarter, and total account value of $11.0 billion at the end of 2025 was up from $8.4 billion at the end of 2024.

For the full year 2025, pretax adjusted operating earnings were $92 million, relatively flat compared to $96 million in the full year 2024. Net flows were $1.5 billion in the full year 2025. Sales results underscore our continued ability to capitalize on robust demand for spread lending, demonstrating the effectiveness of our opportunistic sales strategy and our strong market positioning.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income (loss) of $5 million in the fourth quarter of 2025, compared to $(70) million in the fourth quarter of 2024, reflecting a comparatively favorable impact from the annual actuarial assumptions update.

For the full year 2025, the segment reported pretax adjusted operating income (loss) of $70 million, compared to $(9) million in the full year of 2024, reflecting higher spread income and a comparatively favorable impact from the annual actuarial assumptions update. Net flows were $(69) million in the fourth quarter of 2025 and $(277) million in the full year 2025.

Corporate and Other

Corporate and Other reported a pretax adjusted operating (loss) of $(32) million in the fourth quarter of 2025, compared to $(57) million in the fourth quarter of 2024, primarily due to higher net investment income and lower general and administrative expense.

For the full year 2025, the pretax adjusted operating income (loss) was $(143) million, compared to $(264) million in full year 2024, primarily due to lower general and administrative expense, higher net investment income, and a one-time reinsurance related adjustment in 2024.

6 Excludes certain internal exchanges

Corporate and Other also includes the results of PPM, which has experienced a 26% growth in AUM from the fourth quarter of 2024. AUM as of December 31, 2025 was $93.7 billion, up from $74.4 billion as of December 31, 2024, driven by growth in both Jackson’s general account and third-party AUM.

Capitalization and Liquidity

(Unaudited, in billions)	December 31, 2025	September 30, 2025
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$5.5	$5.6
Statutory TAC at JNL was $5.5 billion as of December 31, 2025, compared to $5.6 billion as of September 30, 2025. TAC was supported by strong earnings on in-force business, partially offset by a $300 million distribution to JNL’s parent during the fourth quarter of 2025 and the related reduction in deferred tax asset admissibility. JNL’s RBC ratio was 567% as of December 31, 2025, down from the third quarter of 2025 due to the reduction in TAC. Holding company free cash flow totaled $119 million in the fourth quarter of 2025 and $838 million for the 12 months ended December 31, 2025, reflecting more than $1.1 billion of distributions from the operating company.

Cash and highly liquid securities at the holding company totaled over $650 million as of December 31, 2025, which was above our targeted minimum liquidity buffer of $250 million.

Earnings Conference Call

Jackson will host a conference call on Thursday, February 19, 2026, at 10 a.m. ET to review the fourth quarter and full year 2025 results and discuss the company’s 2026 outlook. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the SEC) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2025. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for 3 consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

WEBSITE INFORMATION
Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the fourth quarter and full year 2025 results. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Patrick Rich
mediarelations@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax, non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM or other subsidiaries, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI’s (Parent Company only) net cash provided by (used in) operating activities calculated in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders and other corporate initiatives.

For additional detail on the non-GAAP financial measures, please refer to the supplement regarding the fourth quarter ended December 31, 2025, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable U.S. GAAP measure.

U.S. GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended		Twelve Months Ended
(in millions, except share and per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$(215)	$334	$(17)	$902
Add: dividends on preferred stock	11	11	44	44
Add: income tax expense (benefit)	(172)	22	(186)	46
Pretax income (loss) attributable to Jackson Financial Inc.	(376)	367	(159)	992
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributable to guarantee benefit reserves	(763)	(775)	(3,060)	(3,122)
Net (gains) losses on hedging instruments	370	2,788	1,213	5,856
Market risk benefits (gains) losses, net	405	(2,181)	222	(4,243)
Net reserve and embedded derivative movements	393	89	2,286	1,224
Total net hedging results	405	(79)	661	(285)
Amortization of DAC associated with non-operating items at date of transition to LDTI[1]	123	131	503	541
Actuarial assumption updates and model enhancements	360	419	360	419
Net realized investment (gains) losses	7	(71)	44	11
Net realized investment (gains) losses on funds withheld assets	210	(147)	1,304	1,052
Net investment income on funds withheld assets	(198)	(200)	(855)	(1,024)
Other items	(2)	(15)	24	(28)
Total non-operating adjustments	905	38	2,041	686
Pretax adjusted operating earnings	529	405	1,882	1,678
Less: operating income tax expense (benefit)	63	45	224	191
Adjusted operating earnings before dividends on preferred stock	466	360	1,658	1,487
Less: dividends on preferred stock	11	11	44	44
Adjusted operating earnings	$455	$349	$1,614	$1,443

Weighted Average diluted shares outstanding	68,874,062	75,128,975	71,186,069	76,809,387
Net income (loss) per diluted share	$(3.13)	$4.45	$(0.24)	$11.74
Adjusted Operating Earnings per diluted share	$6.61	$4.65	$22.67	$18.79

1LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

The following is a reconciliation of Jackson Financial net cash provided by (used in) operating activities (Parent Company only), the most comparable U.S. GAAP measure, to Free Cash Flow:

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Jackson Financial, Inc. Net cash provided by (used in) operating activities (Parent Company Only)	$(15)	$(4)	$12	$51

Adjustments from net cash provided by operating activities to free cash flow:
Capital distributions from subsidiaries	300	280	1,025	785
Capital contributed to subsidiaries	(155)	(25)	(155)	(25)
Dividends on preferred stock	(11)	(11)	(44)	(44)
Total adjustments	134	244	826	716
Free cash flow	$119	$240	$838	$767

Free Cash Flow Comprised of:
Capital distributions from subsidiaries	300	280	1,025	785
Interest on surplus note from subsidiary	—	—	90	90
Cash distributed to JFI	300	280	1,115	875

Capital contributed to Hickory Re	(150)	—	(150)	—

Parent company expenses	(29)	(44)	(119)	(124)
Net investment income and other income	6	8	28	24
Other, net	(8)	(4)	(36)	(8)
JFI expenses and other, net	(31)	(40)	(127)	(108)

Free cash flow	$119	$240	$838	$767

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business because it removes those short-term fluctuations. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on the Adjusted Book Value of JFI.

(in millions)	December 31, 2025	December 31, 2024
Total shareholders’ equity	$9,953	$9,764
Less: Preferred equity	533	533
Total common shareholders’ equity	9,420	9,231
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,201	1,925
Adjusted Book Value Attributable to Common Shareholders	$10,621	$11,156

Consolidated Balance Sheets

	December 31,	December 31,
	2025	2024
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $11 and $39 at December 31, 2025 and 2024, respectively (amortized cost: 2025 $50,491; 2024 $45,007)	$47,321	$40,289
Debt Securities, at fair value under fair value option	3,470	3,046
Equity securities, at fair value	172	197
Mortgage loans, net of allowance for credit losses of $133 and $121 at December 31, 2025 and 2024, respectively	9,887	9,462
Mortgage loans, at fair value under fair value option	324	449
Policy loans (including $3,537 and $3,489 at fair value under the fair value option at December 31, 2025 and 2024, respectively)	4,426	4,403
Freestanding derivative instruments	448	297
Other invested assets	3,185	2,864
Total investments	69,233	61,007
Cash and cash equivalents	5,704	3,767
Accrued investment income	634	529
Deferred acquisition costs	11,660	11,887
Reinsurance recoverable, net of allowance for credit losses of $30 and $27 at December 31, 2025 and 2024, respectively	19,518	21,830
Reinsurance recoverable on market risk benefits, at fair value	118	121
Market risk benefit assets, at fair value	7,867	8,899
Deferred income taxes, net	719	480
Other assets	637	787
Separate account assets	236,496	229,143
Total assets	$352,586	$338,450

Consolidated Balance Sheets

	December 31,	December 31,
	2025	2024
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$10,896	$11,072
Other contract holder funds	67,663	58,312
Market risk benefit liabilities, at fair value	3,754	3,774
Funds withheld payable under reinsurance treaties (including $3,723 and $3,667 at fair value under the fair value option at December 31, 2025 and 2024, respectively)	14,960	16,742
Long-term debt	2,030	2,034
Repurchase agreements and securities lending payable	1,036	1,554
Collateral payable for derivative instruments	58	150
Freestanding derivative instruments	257	361
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,578	2,343
Other liabilities	2,516	2,983
Separate account liabilities	236,496	229,143
Total liabilities	342,244	328,468

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at December 31, 2025 and December 31, 2024; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 66,825,632 and 73,380,643 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	6,063	6,046
Treasury stock, at cost; 27,662,683 and 21,107,672 shares at December 31, 2025 and 2024, respectively	(1,645)	(1,007)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(377) in 2025 and $(311) in 2024	(2,470)	(3,522)
Retained earnings	7,471	7,713
Total shareholders' equity	9,953	9,764
Noncontrolling interests	389	218
Total equity	10,342	9,982
Total liabilities and equity	352,586	338,450

Consolidated Income Statements

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Revenues
Fee income	$2,030	$2,045	$7,983	$8,083
Premiums	38	40	149	146
Net investment income:
Net investment income excluding funds withheld assets	624	454	2,296	1,838
Net investment income on funds withheld assets	198	200	855	1,024
Total net investment income	822	654	3,151	2,862
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	(708)	(2,680)	(3,357)	(6,812)
Net gains (losses) on funds withheld reinsurance treaties	(210)	147	(1,304)	(1,052)
Total net gains (losses) on derivatives and investments	(918)	(2,533)	(4,661)	(7,864)
Other income	16	19	61	44
Total revenues	1,988	225	6,683	3,271

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	197	229	927	868
(Gain) loss from updating future policy benefits cash flow assumptions, net	7	53	44	46
Market risk benefits (gains) losses, net	788	(1,747)	605	(3,809)
Interest credited on other contract holder funds, net of deferrals and amortization	325	289	1,221	1,110
Interest expense	25	25	100	101
Operating costs and other expenses, net of deferrals	725	720	2,797	2,825
Amortization of deferred acquisition costs	279	276	1,103	1,108
Total benefits and expenses	2,346	(155)	6,797	2,249
Pretax income (loss)	(358)	380	(114)	1,022
Income tax expense (benefit)	(172)	22	(186)	46
Net income (loss)	(186)	358	72	976
Less: Net income (loss) attributable to noncontrolling interests	18	13	45	30
Net income (loss) attributable to Jackson Financial Inc.	(204)	345	27	946
Less: Dividends on preferred stock	11	11	44	44
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$(215)	$334	$(17)	$902

Earnings per share
Basic	$(3.13)	$4.50	$(0.24)	$11.86
Diluted[1]	$(3.13)	$4.45	$(0.24)	$11.74
(1) If we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 273,162 shares for the three months ended December 31, 2025.